Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS



       We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-50508) pertaining to the Maxicare Health Plans, Inc. 1990 Stock Option Plan, stock option agreements with Peter J. Ratican dated December 5, 1990 and February 25, 1992, and stock option agreements with Eugene L. Froelich dated December 5, 1990 and February 25, 1992 of our report dated February 8, 1995 except for Note 9 for which the date is March 14, 1995 with respect to the 1994 consolidated financial statements and schedules of Maxicare Health Plans, Inc. in its annual report on Form 10-K for the year ended December 31, 1994.




                                        ERNST & YOUNG LLP
       Los Angeles, California
       March 14, 1995






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